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                                                                   EXHIBIT 4.3.1
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                          CHESAPEAKE ENERGY CORPORATION

                                       and

                           the Guarantors named herein

                       ----------------------------------

                           8 1/8% SENIOR NOTES DUE 2011

                       ----------------------------------


                                   ----------


                          SECOND SUPPLEMENTAL INDENTURE


                         DATED AS OF September 12, 2001

                                   ----------




                                BANK OF NEW YORK

                                     Trustee

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         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 12, 2001, is among Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and Bank of New York, successor to United States Trust Company of New York, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of April 6, 2001, as supplemented by that certain Supplemental Indenture dated May 14, 2001 (the "Indenture"), pursuant to which the Company has originally issued $800,000,000 in principal amount of 8 1/8% Senior Notes due 2011 (the "Notes"); and

         WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee to comply with Section 10.03 thereof without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

         From this date, in accordance with Section 10.03 and by executing this Second Supplemental Indenture, each of Chesapeake Mountain Front Corp., an Oklahoma corporation, and Chesapeake- Staghorn Acquisition L.P., an Oklahoma limited partnership, are subject to the provisions of the Indenture as Subsidiary Guarantors to the extent provided for in Article 10 thereunder.

                                    ARTICLE 3

         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in


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accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. The Company hereby notifies the Trustee that each of Chesapeake Mountain Front Corp. and Chesapeake-Staghorn Acquisition L.P. have been designated by the Board of Directors of the Company as Restricted Subsidiaries pursuant to Section 10.03 (a) of the Indenture.

         Section 3.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SECOND SUPPLEMENTAL INDENTURE.

         Section 3.05. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


                          [NEXT PAGE IS SIGNATURE PAGE]



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date first written above.

                                   COMPANY:

                                   CHESAPEAKE ENERGY CORPORATION


                                   By     /s/ AUBREY K. MCCLENDON
                                      -----------------------------------------
                                   Name:  Aubrey K. McClendon
                                        ---------------------------------------
                                   Title:  Chief Executive Officer
                                         --------------------------------------


                                   GUARANTORS:

                                   THE AMES COMPANY, INC.
                                   CHESAPEAKE ACQUISITION CORPORATION
                                   CHESAPEAKE ROYALTY COMPANY
                                   NOMAC DRILLING CORPORATION
                                   CHESAPEAKE ENERGY LOUISIANA
                                   CORPORATION
                                   CHESAPEAKE CANADA CORPORATION
                                   CHESAPEAKE OPERATING, INC.
                                   CHESAPEAKE MOUNTAIN FRONT CORP.
                                   GOTHIC ENERGY CORPORATION
                                   GOTHIC PRODUCTION CORPORATION


                                   By     /s/ AUBREY K. MCCLENDON
                                      -----------------------------------------
                                   Name:  Aubrey K. McClendon
                                        ---------------------------------------
                                   Title:  Chief Executive Officer
                                         --------------------------------------


                                   CHESAPEAKE EXPLORATION LIMITED
                                   PARTNERSHIP
                                   CHESAPEAKE LOUISIANA, L.P.
                                   CHESAPEAKE PANHANDLE LIMITED
                                   PARTNERSHIP
                                   CHESAPEAKE-STAGHORN ACQUISITION L.P.

                                      By: Chesapeake Operating, Inc. as general
                                          partner of each representative entity


                                      By     /s/ AUBREY K. MCCLENDON
                                         --------------------------------------
                                      Name:  Aubrey K. McClendon
                                           ------------------------------------
                                      Title:  Chief Executive Officer
                                            -----------------------------------


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                                   ARKOMA PITTSBURG HOLDING
                                   CORPORATION


                                   By    /s/ HENRY J. HOOD
                                     ------------------------------------------
                                   Name:    Henry J. Hood
                                        ---------------------------------------
                                   Title:   President
                                         --------------------------------------


                                   TRUSTEE:

                                   BANK OF NEW YORK, successor to United States
                                   Trust Company of New York, as Trustee


                                   By    /s/ LOUIS P. YOUNG
                                     ------------------------------------------
                                   Name:     Louis P. Young
                                        ---------------------------------------
                                   Title:    Authorized Signer
                                         --------------------------------------